Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-130074
Prospectus Addendum to the Prospectus dated December 1, 2005.
The Goldman Sachs Group, Inc.

DEBT SECURITIES
       You should read the accompanying prospectus supplement, which gives the specific terms of the offered debt securities, together with the accompanying prospectus dated December 1, 2005 of The Goldman Sachs Group, Inc. When you read the supplement with the specific terms of the offered debt securities, please note that all references in the supplement to the prospectus dated May 8, 2000, the prospectus dated June 25, 2001, the prospectus dated May 21, 2003, the prospectus dated February 6, 2004, the prospectus dated March 15, 2005 or the prospectus dated October 3, 2005, or to any sections of those documents, should refer instead to the accompanying prospectus dated December 1, 2005, or to the corresponding section of that accompanying prospectus.
       The accompanying prospectus dated December 1, 2005 supersedes the prospectus dated May 8, 2000, the prospectus dated June 25, 2001, the prospectus dated May 21, 2003, the prospectus dated February 6, 2004, the prospectus dated March 15, 2005 and the prospectus dated October 3, 2005.
       Goldman, Sachs & Co. will, and other affiliates of Goldman Sachs may, use this prospectus addendum in connection with offers and sales of the debt securities in market-making transactions.

Goldman, Sachs & Co.

Prospectus Addendum dated December 1, 2005.